                                                                      EXHIBIT 21




                                 SUBSIDIARIES OF
                          AMERICAN CLASSIC VOYAGES CO.
                             AS OF DECEMBER 31, 1998



                                                                     Jurisdiction Under                Percentage
                          Name of Subsidiary                          Which Organized                 of Ownership
          ---------------------------------------------------      -----------------------        ---------------------

          The Delta Queen Steamboat Co.                                   Delaware                        100%

               DQSB II, Inc.                                              Delaware                         (1)

               Cruise America Travel, Incorporated                        Delaware                         (1)

               Great River Cruise Line, L.L.C.                            Delaware                         (2)

               Great Ocean Cruise Line, L.L.C.                            Delaware                         (2)

               Great AQ Steamboat, L.L.C.                                 Delaware                         (2)


          Great Hawaiian Cruise Line, Inc.                                Delaware                        100%

               Great Independence Ship Co.                                Delaware                         (3)

               Oceanic Ship Co.                                           Delaware                         (3)

               Great Hawaiian Properties Corporation                      Delaware                         (3)

               American Hawaii Properties Corporation                     Delaware                         (3)

               CAT II, Inc.                                               Delaware                         (3)




(1) 100% owned subsidiaries of The Delta Queen Steamboat Co.
(2) 99% owned subsidiaries of The Delta Queen Steamboat Co. and 1% owned subsidiaries of DQSB II, Inc.
(3) 100% owned subsidiaries of Great Hawaiian Cruise Line, Inc.